Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-213872 and 333-221175) and Form S-8 (Nos. 333-202538, 333-202537, 333-144737 and 333-177005) of Blueknight Energy Partners, L.P. of our report dated March 12, 2019 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Tulsa, Oklahoma
March 12, 2019